UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SAFETY SHOT, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

SAFETY SHOT, INC.

18801 N Thompson Peak Pkwy Ste 280

Scottsdale, AZ 85255

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on October 31, 2025

Dear Stockholders of Safety Shot, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Safety Shot, Inc., a Delaware corporation (the “Company”), which will be held on October 31, 2025 at 10:00 a.m. Eastern Time, in a virtual-only meeting format via live webcast on the Internet. The meeting will be held for the following purposes:

1.	To approve a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 250,000,000 shares to 1,000,000,000 shares (the “Share Increase Proposal”);

2.	To approve, for purposes of (i) Rule 5635(d) of The Nasdaq Stock Market LLC (“Nasdaq”), the potential issuance of 20% or more of the outstanding shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) upon the conversion of the Company’s Series C Convertible Stock, par value $0.001 per share (the “Series C Preferred Stock”) in a transaction, other than a public offering, at below the Minimum Price, and (ii) Rule 5635(b) of Nasdaq, the potential issuance of a number of shares of Common Stock in excess of 19.99% of our outstanding shares of Common Stock upon the conversion of shares of Series C Preferred Stock, which may be deemed a “change of control” (the “Change of Control”) under Nasdaq Listing Rule 5635(b), each pursuant to the Securities Purchase Agreement (the “SPA”) (the “Series C Offering”), by and between the Company and the purchaser signatory thereto, and pursuant to the Revenue Sharing Agreement (the “RSA”), by and between the Company and the purchaser signatory thereto (the “Series C Nasdaq Proposal”);

3.	To approve the Transactions, as defined in the SPA, as contemplated by the Transaction Documents, as defined in the SPA (the “Series C Transaction Approval Proposal”); and

4.	To approve, for purposes of (i) Rule 5635(d) of Nasdaq, the potential issuance of 20% or more of the outstanding shares of the Common Stock in a transaction, other than a public offering, at below the Minimum Price, and (ii) Rule 5635(a) of Nasdaq, the issuance of stock or assets of another company, each pursuant to the Securities Purchase Agreement (the “August RD SPA”), by and between the Company and the purchasers signatory thereto (the “August RD Nasdaq Proposal”).

You may vote if you were the record owner of shares of the Company’s Common Stock, at the close of business on September 25, 2025. The Board of Directors of the Company has fixed the close of business on September 25, 2025 as the record date (the “Record Date”) for the determination of Stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof.

As of the Record Date, there were 171,441,724 shares of Common Stock outstanding and entitled to vote at the Special Meeting. The holders of our Common Stock are entitled to one vote for each share of Common Stock held. The foregoing shares are referred to herein as the “Shares.” Holders of our Common Stock will vote together as a single class on all matters described in this proxy statement (the “Proxy Statement”).

YOUR VOTE AT THE SPECIAL MEETING IS IMPORTANT

Your vote is important. Please vote as promptly as possible even if you plan to attend the Special Meeting.

Holders of record of the Company’s common stock at the close of business on September 25, 2025 (the “Record Date”) will be entitled to notice of, and to vote at the Special Meeting and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own. It is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at the Special Meeting if you are unable to attend. For information on how to vote your Shares, please see the instruction from your broker or other fiduciary, as applicable, as well as “How Do I Vote?” in the Proxy Statement accompanying this notice.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

We are holding the Special Meeting in a virtual-only meeting format via live webcast on the Internet. You will not be able to attend at a physical location. Stockholders will be able to join and attend online by logging in at www.virtualshareholdermeeting.com/SHOT2025SM2. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

THE PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

www.safetyshotofficial.com

By Order of the Board of Directors of Safety Shot, Inc.

Sincerely,

Jarrett Boon, Chief Executive Officer

Date: [*], 2025

SAFETY SHOT, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Eastern Time on October 31, 2025

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Special Meeting of Safety Shot, Inc. (the “Company,” “we,” or “our”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Special Meeting will be held on October 31, 2025 at 10:00 a.m. Eastern Time, in virtual-only (online) meeting format via live webcast on the Internet.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

In this Proxy Statement, we refer to Safety Shot, Inc. as “Safety Shot,” the “Company,” “we,” “us,” or “our.”

Why Did You Send Me This Proxy Statement?

Our board of directors is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the meeting. The Special Meeting will be held virtually. You are invited to attend the Special Meeting, however, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or mail. We are sending this Proxy Statement to our stockholders of record and beneficial owners as of the close of business on September 25, 2025, which is the record date for the Special Meeting (the “Record Date”). Stockholders are encouraged to vote and submit proxies in advance of the Special Meeting by Internet or mail as early as possible to ensure their votes are counted.

Who May Attend And How To Attend

Our Board has fixed the close of business on September 25, 2025 as the record date for a determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. Each share of Common Stock represents one vote to be voted on each matter presented at the Special Meeting. Record holders and beneficial owners may attend the Special Meeting.

Beneficial Owners

●	If you were a beneficial owner of record as of the Record Date (i.e., you held your Shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to the Company at investors@drinksafetyshot.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email). Requests for registration must be received by the Company no later than 5 p.m. Eastern Time on October 24, 2025. You will then receive a confirmation of your registration, with a control number, by email from the Company. When you arrive at the meeting, present your unique 12-digit control number.

Who Can Vote?

Stockholders who owned Common Stock at the close of business on the Record Date, are entitled to vote at the Special Meeting. As of the Record Date, there were 171,441,724 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

You do not need to attend the Special Meeting to vote your Shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. A Stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any Stockholder who has executed a proxy card but attends the Special Meeting may revoke the proxy and vote at the Special Meeting.

How Many Votes Do I Have?

Each holder of Common Stock is entitled to one vote per share of Common Stock. Holders of our Common Stock will vote together as a single class.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. All Shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your Shares should be voted for, against or abstain with respect to each of the other proposals. Except as set forth below, if you properly submit a proxy without giving specific voting instructions, your Shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your Shares are registered directly in your name through our stock transfer agent, ClearTrust, LLC, or you have stock certificates, you may vote:

●	By Internet or by telephone. Follow the instructions you received to vote by Internet or telephone.

●	By mail. If you requested printed materials, to vote by mail, complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your Shares voted, they will be voted as recommended by the Board.

If your Shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your Shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

●	By mail. You will receive instructions from your broker or other nominee explaining how to vote your Shares.

If you are a beneficial owner of Shares held in street name and do not provide the organization that holds your Shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your Shares may generally vote on routine matters, but cannot vote on non-routine matters.

How Does The Board Recommend That I Vote On The Proposals?

The Board recommends that you vote as follows:

●	“FOR” the approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 250,000,000 shares to 1,000,000,000 shares;

●	“FOR” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(b) and (d), the potential issuance of 20% or more of the outstanding shares of Common Stock and Change of Control upon the conversion of Series C Preferred Stock, pursuant to the SPA and RSA;

●	“FOR” the approval of the Transactions as contemplated by the Series C Transaction Documents; and

●	“FOR” the approval of, for purposes of complying with Nasdaq Listing Rule 5635(a) and (d), the potential issuance of 20% or more of the outstanding shares of Common Stock and the issuance of stock or assets of another company, pursuant to the August RD SPA.

If any other matter is presented, the proxy card provides that your Shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

●	by signing a new proxy card and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above - only your latest Internet or telephone vote will be counted;

●	if your Shares are registered in your name, by notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

●	by attending the Special Meeting and voting; however, attending the Special Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What If I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold Shares in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” on the proxy card for each account to ensure that all of your Shares are voted.

What is a Broker Non-Vote?

If your Shares are held in a fiduciary capacity (typically referred to as being held in “street name”), you must instruct the organization that holds your Shares how to vote your Shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals, your broker will vote your Shares as recommended by the Board. If you do not provide voting instructions, your Shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock from 250,000,000 shares to 1,000,000,000 shares.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 2: To approve the issuance of 20% or more of the Company’s common stock issuable upon the conversion of Series C Preferred Stock issued in connection with our financing pursuant to the SPA and RSA, in accordance with Nasdaq Listing Rule 5635(b) and (d).	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 3: To approve the Transactions as contemplated by the Transaction Documents.	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4: To approve the issuance of 20% or more of the Company’s common stock and the issuance of stock or assets of another company, in connection with our financing pursuant to the August RD SPA, in accordance with Nasdaq Listing Rule 5635(a) and (d).	The affirmative vote of a majority of the Shares present or represented by proxy and entitled to vote on the subject matter at the Special Meeting is required to approve this proposal. This means that the votes cast by the Stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a Stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

What Constitutes a Quorum for the Special Meeting?

The presence, virtually or by proxy, of the holders of thirty three and one third percent of the outstanding shares of each class or series of voting stock then entitled to vote at the Special Meeting constitutes a quorum at the Special Meeting. Votes of Stockholders of record who are present at the Special Meeting or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

The Securities and Exchange Commission (the “SEC”) previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our Shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our Stockholders reside, if either we or the brokers believe that the Stockholders are members of the same family. This practice, referred to as “householding,” benefits both Stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once Stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until Stockholders are otherwise notified or until they revoke their consent to the practice. Each Stockholder will continue to receive a separate proxy card or voting instruction card.

Those Stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our Stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose Shares are registered in their own name should contact our transfer agent, ClearTrust LLC, and inform them of their request by calling them at (212) 828-8436, or by forwarding a written request addressed to ClearTrust, LLC, 18 Lafayette Pl, Woodmere, NY 11598.

●	Stockholders whose Shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

Who is Paying for this Proxy Solicitation?

The Company is paying the cost of preparing, printing and mailing these proxy materials. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. We do not intend, but reserve the right, to use the services of a third party solicitation firm to assist us in soliciting proxies.

Who will Count the Votes?

Jim Raitt of American Election Services, LLC will act as the inspector of election and count the votes.

Where Can I Find the Voting Results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results in a current report on Form 8-K filed with the SEC within four business days after the Special Meeting, which will be available on our website.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC, which you can access over the Internet at http://www.sec.gov. The Company’s website address is www.safetyshotofficial.com. Information contained on, or that can be accessed through, the Company’s website is not a part of this Proxy Statement.

Who Can Help Answer My Questions?

If you have any questions concerning the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact us as follows:

SAFETY SHOT, INC.

18801 N Thompson Peak Pkwy Ste 280

Scottsdale, AZ 85255

Attention: Investor Relations

(561) 244-7100

Email: investors@drinksafetyshot.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

PROPOSAL NO. 1

TO APPROVE AN AMENDMENT TO THE COMPANY’S THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK from 250,000,000 shares to 1,000,000,000 shares

Our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) currently authorizes us to issue a total of 250,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.001 per share. The Board has approved, and is seeking stockholder approval of, a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) to increase the number of shares of authorized Common Stock from 250,000,000 shares to 1,000,000,000.

On August 8, 2025, the Company entered into the SPA with an institutional investor entity for a private investment in public equity of 35,000 shares of Series C Preferred Stock. We provide additional information about the SPA in Proposal No. 2. Under the SPA, the Company is obligated to hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) days following the closing date of the PIPE Offering for the purpose of obtaining approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the Share Increase Proposal.

The Board has unanimously approved, subject to stockholder approval, the Share Increase Proposal, and recommends that our stockholders approve the Share Increase Proposal. In accordance with the Delaware General Corporation Law, the Company is seeking approval of the Share Increase Proposal by our stockholders. If the Share Increase Proposal is approved by stockholders, the Share Increase Proposal will become effective upon the filing of the Proposed Certificate of Incorporation with the Secretary of State of Delaware.

The text of the proposed Certificate of Amendment to our Certificate of Incorporation to increase the number of shares of authorized Common Stock from 250,000,000 shares to 1,000,000,000 is included as Appendix A to this Proxy Statement (subject to any changes required by applicable law).

No other changes to the Certificate of Incorporation are being proposed, including with respect to the number of authorized shares of preferred stock. The Share Increase Proposal is not intended to modify the rights of existing stockholders in any material respect. The additional shares of Common Stock to be authorized pursuant to the Share Increase Proposal would be identical to the shares of Common Stock currently authorized and outstanding under the Certificate of Incorporation, none of which have preemptive or similar rights to acquire the newly authorized shares.

Rationale for Increase in Authorized Number of Shares of Common Stock

As of the Record Date, there were approximately 171,441,724 shares of the Company’s Common Stock issued and outstanding and approximately 58,963,762 shares of Common Stock reserved for future issuance under the Company’s outstanding options and warrants. Thus, approximately 19,594,514 shares of Common Stock currently remain authorized and available for issuance.

The Board believes it is in the best interest of the Company and its stockholders to increase the number of authorized shares of Common Stock to provide the Company with flexibility to issue shares of Common Stock for general corporate purposes, which may include strategic investments, strategic partnership arrangements, awards or grants under employee equity incentive plans, or equity-based financing to support execution of the Company’s business strategies. The availability of additional authorized shares of Common Stock would allow the Company to issue shares of Common Stock in the future without additional stockholder approval, except as may be required in particular cases by the Company’s charter, applicable law or the rules of any stock exchange or other system on which the Company’s securities may then be listed. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth.

The Board believes it is in the best interests of the Company and its stockholders to have authorized shares of Common Stock available for all or any of these purposes, if needed.

Effects of the Increase in Authorized Common Stock

Approving the Share Increase Proposal will not result in any dilution to current stockholders unless and until the Company issues such additional shares in the future. The Board selected the size of the proposed increase to provide the Company with sufficient authorized shares for use for any of the purposes described above, as well as to provide the Company the ability to take advantage of other opportunities that may be available to the Company that would require the use of shares of Common Stock without the cost and time that would be needed to seek further amendments to its certificate of incorporation.

If this proposal is approved, the newly authorized shares of Common Stock would have the same rights as the presently authorized shares of Common Stock, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares would not, in itself, have any effect on the rights of any holder of Common Stock, the future issuance of additional shares of Common Stock (other than a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

Potential Anti-takeover Effects of Increase in Authorized Common Stock

In addition to the more traditional uses described above, the Company could issue shares of its stock as a defense against efforts to obtain control of the Company. The Board does not intend or view the increase in authorized shares of stock as an anti-takeover measure, nor is the Company presently aware of any third party who is or intends to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to the Share Increase Proposal, and we will not independently provide stockholders with any such right.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Share Increase Proposal except to the extent of their ownership of shares of Common Stock.

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Share Increase Proposal. As a result, abstentions and broker non-votes will have the same effect as a vote “against” the proposal. Your vote is therefore extremely important.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE INCREASE PROPOSAL.

PROPOSAL NO. 2

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(B) AND (D), THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF SERIES C PREFERRED STOCK ISSUED IN CONNECTION WITH OUR FINANCING PURSUANT TO THE SPA AND RSA

Background

On August 8, 2025, the Company entered into the SPA with an institutional investor entity (the “Investor”) for a private investment in public equity (the “Series C PIPE Offering”) of 35,000 shares of Series C Preferred Stock, which are convertible into 32,377,428 shares of Common Stock, at a conversion price of $1.081 per share of Common Stock (as adjusted for the increase in the conversion price of Series C Preferred Stock effected by the Amended and Restated Series C Certificate of Designation filed with the Secretary of State of the State of Delaware on August 15, 2025). The 35,000 shares of Series C Preferred Stock are referred to herein as the “SPA Shares.”

The issuance of the SPA Shares occurred on August 21, 2025.

The Investor paid the $25 million purchase price for the SPA Shares in the form of BONK tokens (the “Consideration Tokens”), based on the closing price of BONK tokens on August 10, 2025. The Consideration Tokens will be held in the custodian wallet account designated and controlled by the Board. As of the Record Date, the payment of the Consideration Tokens has not occurred.

On August 8, 2025, the Company also entered into the RSA with the Investor, pursuant to which the Company agreed to issue 100,000 shares of the Series C Preferred Stock, convertible into 92,506,938 shares of Common Stock at a conversion price of $1.081 per share of Common Stock (as adjusted for the increase in the conversion price of Series C Preferred Stock effected by the Amended and Restated Series C Certificate of Designation filed with the Secretary of State of the State of Delaware on August 15, 2025), in exchange for an amount equal to 10% of all gross revenue of LetsBonk.fun in perpetuity. The 100,000 shares of Series C Preferred Stock are referred to herein as the “RSA Shares,” and the SPA Preferred Stock Shares and the RSA Preferred Stock Shares are collectively referred to herein as the “Series C Shares.”

The issuance of the RSA Shares occurred on August 21, 2025.

Pursuant to the RSA, the Company is entitled to ten percent (10%) of the revenue generated by LetsBonk.fun platform (“Platform”). The Company does not have any equity interest in the Platform and it does not have any liabilities or obligations to the Platform. The Platform was launched in April 2025 and generates revenue from LetsBONK.fun. The Platform is a dedicated platform designed to support the BONK and Solana ecosystem. Its primary goal is to provide liquidity, reduce supply pressure and reinforce token value through strategic distributions of platform revenue. Its performance history can be found at https://revenue.letsbonk.fun/

The Company does not plan on using any of the proceeds from the Series C PIPE Offering to invest in BONK. The proceeds received were in the form of BONK tokens.

The Company will increase its BONK holdings upon receipt of the revenue pursuant to the RSA, wherein 90% of the RSA revenue will be used to directly purchase BONK and 10% will be used for working capital of the Company.

BONK Holdings Inc. will be entering into a custodian arrangement with FalconX, both for security of the assets and for additional financial management strategies.

We are currently examining monetization strategies with various custodians, which are intended to include hedging strategies to protect against potential downsides of the treasury strategy. We anticipate to further disclose our hedging strategies once they have been finalized.

We are currently in the process of engaging an asset manager who has prepared yield generation strategies for our review. There is no direct staking for BONK, these strategies may include engaging in options or derivatives around BONK or related tokens.

The current goal of the new direction for our business is to accumulate 5% of BONK’s total supply via purchases off the market in partnership with a custodian, then to engage with an asset manager to monetize those holdings to sustain the Company. In order to accumulate this BONK, we have taken our diversified business lines and previous cash on hand, and have begun the steps to accumulate the BONK tokens at the best price available via qualified trading partners. We plan to continue to optimize the existing business lines and use BONK’s branding and marketing to supplement that strategy. Exposure to BONK’s volatility as a digital currency may cause a downside in our balance sheet, which we will look to hedge with the asset manager.

Under the SPA, the Company is obligated to hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) days following the closing date of the Series C PIPE Offering for the purpose of obtaining stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the issuance of all of the Series C Shares and the shares of Common Stock issuable upon conversion of the Series C Shares).

Under the terms of the Amended and Restated Certificate of Designations of Series C Preferred Stock, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 19, 2025, the holders of the Series C Shares are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock are convertible on the basis of a conversion price of $1.00. The Holders shall vote together with the holders of shares of Common Stock as a single class. The Series C Shares cannot be voted on an “as converted basis” of more than 19.99% of the currently outstanding shares of Common Stock until shareholder approval of such voting rights is obtained.

At all times when the Series C Preferred Stock remains issued and outstanding, (1) the holders of record of the shares of Series C Preferred Stock, exclusively and voting together as a separate class on an as-converted to Common Stock basis, shall be entitled to elect 50% of the directors of the Company (the “Preferred Directors”); and (2) the holders of record of the shares of Common Stock and of any other class or series of voting stock, exclusively and voting together as a single class on an as-converted to Common Stock basis, shall be entitled to elect the balance of the total number of directors of the Company (the “At-Large Directors”). If the holders of shares of the Series C Preferred Stock fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, then any directorship not so filled shall remain vacant until such time as the holders of the Series C Preferred Stock fill such directorship.

The conversion price and number of shares of Common Stock issuable upon conversion of the Series C Shares is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the conversion price.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Generally, Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer. Under the SPA and RSA, if the Investor converts all of the Series C Shares, the Company could issue a block of the Common Stock exceeding 20% of the current outstanding Common Stock, and it could result in a change of control under the Nasdaq interpretations of Nasdaq Listing Rule 5635(b). Shareholders should note that a “change of control,” as described under Nasdaq Listing Rule 5635(b), applies only with respect to the application of such rule, and does not necessarily constitute a “change of control” for purposes of Delaware law, our organizational documents or any other agreements to which we may be a party.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Stockholder approval is required as the potential issuance of the shares of Common Stock upon conversion of the Series C Shares may not constitute a public offering under the Nasdaq Listing Rules and certain pricing conditions, described in the following sentence, were not met. The conditions were that either (i) the offering was an at-the-market offering under Nasdaq rules and such price equaled or exceeded the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) or (ii) the offering was a discounted offering where the pricing and discount met the pricing requirements under Nasdaq’s rules.

Potential Effects of Approval of this Proposal

If approved, this Nasdaq Proposal could result in the issuance of shares of Common Stock upon the conversion of the Series C Shares subject to their respective beneficial ownership limitations. A concentration of ownership could adversely affect the prevailing market price and liquidity for the shares of Common Stock. Holders of our Common Stock or securities convertible into Common Stock could own or come to own a smaller percentage of our outstanding shares of Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the shares of Common Stock.

In addition, upon issuance of shares of Common Stock upon the conversion of the Series C Shares there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock. Finally, the reservation of the shares underlying the Series C Shares precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.

Potential Effects of Non-Approval of this Proposal

The Company is not seeking the approval of stockholders to authorize its entry into the transaction described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this Nasdaq Proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.

If this Nasdaq Proposal is not approved by the stockholders, the Series C Shares would not be convertible would not be exercisable over the 19.99% threshold and may result in cash obligations of the Company. The Company’s satisfaction of any such potential cash obligations could materially impair the Company’s working capital.

Additionally, the Company is obligated to call a special meeting of its stockholders every sixty (60) days thereafter to seek Stockholder Approval until such approval is effective.

Vote Required

The approval of this Nasdaq Proposal requires the affirmative vote of a majority of the voting power of the shares of our Common Stock present virtually or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE NASDAQ PROPOSAL.

PROPOSAL NO. 3

TO APPROVE THE TRANSACTIONS AS CONTEMPLATED BY THE TRANSACTION DOCUMENTS

As discussed in Proposal No. 2, on August 8, 2025, the Company and the Investor entered into (i) the SPA for a private investment in public equity of 35,000 shares of its Series C Preferred Stock; and (ii) the RSA with LetsBonk.fun of 100,000 shares of its Series C Preferred Stock.

Under the SPA, the Company is obligated to hold an annual or special meeting of stockholders on or prior to the date that is sixty (60) days following the closing date of the Series C PIPE Offering for the purpose of obtaining approval of the Transactions as contemplated by the Transaction Documents.

Vote Required

The approval of this Transaction Approval Proposal requires the affirmative vote of a majority of the voting power of the shares of our Common Stock present virtually or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE TRANSACTION APPROVAL PROPOSAL.

PROPOSAL NO. 4

TO APPROVE, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(A) AND (D), THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH OUR FINANCING PURSUANT TO THE AUGUST RD SPA

Background

On August 29, 2025, the Company closed on the transactions contemplated by that the August RD SPA, dated as of August 25, 2025, between the Company and the purchasers named therein, pursuant to which the Company agreed to issue, in a registered direct offering, 9,239,044 shares (the “August RD Shares”) of Common Stock, to the registered direct purchasers (the “August RD Investors”) at an offering price of $0.46 per share (the “August RD Offering”). The gross cash proceeds to the Company in the August RD Offering were approximately $4,250,000 before deducting offering fees and expenses.

The August RD Shares were issued pursuant to (i) a Registration Statement on Form S-3 filed by the Company with the SEC on September 28, 2022 (File No. 333-267644), which was declared effective by the SEC on November 9, 2022, and (ii) a prospectus supplement dated August 25, 2025, which was filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) on August 29, 2025, including the documents incorporated by reference therein.

Pursuant to the August RD SPA, in a concurrent private placement, the Company sold 51,921,080 shares of Common Stock (the “August PIPE Shares”) to a separate accredited investor (the “August PIPE Investor”) at a purchase price of $0.4815 per share (the “August PIPE Offering” and together with the RD Offering, the “August Offering”). The August PIPE Investor agreed to pay the $25 million purchase price for the RD PIPE Shares in the form of BONK tokens (the “August Consideration Tokens”) based on the closing price of BONK tokens at 4:00 PM EDT on August 22, 2025. The RD Consideration Tokens will be held in the custodian wallet designated and controlled by the board of directors of the Company.

The August PIPE Shares have not been registered under the Securities Act and will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The aggregate gross proceeds to the Company from the concurrent August RD Offering and August PIPE Offering, before deducting offering expenses payable by the Company, have a cash value equal to approximately $29,250,000, consisting of approximately $4,250,000 in cash paid by the August RD Investors for the August RD Shares, and $25,000,000 in BONK tokens paid by the August PIPE Investor for the August PIPE Shares. The Company expects to use the net proceeds from the August Offering for working capital and general corporate purposes. The August Offering closed on August 29, 2025.

Why We Need Stockholder Approval

Nasdaq Listing Rule 5635(a) requires stockholder approval prior to issuance of securities in connection with the acquisition of the stock or assets of another company (i) if, other than a public offering for cash, the number of shares of common stock or securities of the listed company to be issued is or will be equal to or in excess of (x) 20% of the number of shares of common stock of the listed company outstanding before the issuance of the stock or securities or (y) 20% or more of the voting power of the listed company outstanding before the issuance, or (ii) if an officer, director or substantial shareholder has a greater than 5% interest in such assets or company to be acquired or in the consideration to be paid (or such persons collectively have a 10% or greater interest) and the present or potential issuance of common stock of the listed company, or securities convertible into or exercisable for common stock of the listed company, could result in an increase in outstanding common shares of the listed company or voting power of the listed company by 5% or more.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the binding agreement for the issuance of such securities; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the issuance of such securities.

Stockholder approval is required as the potential issuance of the shares of Common Stock pursuant to the August RD SPA may not constitute a public offering under the Nasdaq Listing Rules and certain pricing conditions, described in the following sentence, were not met. The conditions were that either (i) the offering was an at-the-market offering under Nasdaq rules and such price equalled or exceeded the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) or (ii) the offering was a discounted offering where the pricing and discount met the pricing requirements under Nasdaq’s rules.

Potential Effects of Approval of this Proposal

If approved, this August RD Nasdaq Proposal could result in the issuance of 20% or more of the Common Stock outstanding before the issuance. A concentration of ownership could adversely affect the prevailing market price and liquidity for the shares of Common Stock. Holders of our Common Stock or securities convertible into Common Stock could own or come to own a smaller percentage of our outstanding shares of Common Stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the shares of Common Stock.

In addition, upon issuance of shares of Common Stock there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock.

Potential Effects of Non-Approval of this Proposal

The Company is not seeking the approval of stockholders to authorize its entry into the transaction described above, as the Company has already done so and such documents are already binding obligations of the Company. The failure of stockholders to approve this August RD Nasdaq Proposal will not negate the existing terms of the transactions or the relevant documents, which will remain binding on the Company.

Vote Required

The approval of this August RD Nasdaq Proposal requires the affirmative vote of a majority of the voting power of the shares of our Common Stock present virtually or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUGUST RD NASDAQ PROPOSAL.

DESCRIPTION OF BONK AND THE SOLANA NETWORK

BONK is the social layer and community meme coin of Solana with deep integrations as a utility token across a wide base of application and protocols within the web3 ecosystem. As the true community coin of web3, BONK’s utility comes in the form of its strong community and thriving ecosystem of integrations. BONK was launched on December 25, 2022. As of September 19, 2025, BONK has a circulating market capitalization of $1.97 billion and a total market capitalization of $2.15 billion.

BONK is a highly volatile meme coin and exhibits frequent and substantial price swings typical of meme coins and speculative assets.

BONK has no set gas price for transfer costs; it utilizes the transfer fees of the network the tokens reside on. For Solana, those fees are usually quoted at $0.005 per transfer.

BONK Tokenomics

●	BONK has an initial supply of 100 trillion tokens and a current supply of approximately 88 trillion tokens.
●	BONK has a fixed supply. Thus, no new BONK can be created or minted, and there is no set inflation schedule or Staking Mechanism for the issuance of new tokens, unlike Ethereum or Solana.
●	BONK has no current Burn Mechanism directly on the token. Holders are able to burn their own tokens if they would like or there are numerous utilities developed by the community that can burn BONK utilizing the fees generated.
●	BONK has its non-circulating supply currently held by the BONKDAO entity, which can be directed via governance votes on the Realms platform.

BONK Lifecycle

●	BONK is currently available for purchase on over 50 Centralized Exchanges with over 350 Separate markets. See https://coinmarketcap.com/currencies/bonk1/
●	BONK is available across 13 different networks to reduce its reliance on a single network.
●	Multiple ETFs and ETPs have been filed that will offer exposure to the BONK token.

BONK Governance and the Solana Network

●	BONK’s Governance on the Solana network relates to the distribution of unlocked tokens, which are held via the BONKDAO entity on Realms. Holders of the BONK token can vote on distributions or usage of those tokens via the platform available on https://app.realms.today/dao/Bonk
●	BONK governance does not control the issuance of new tokens or modifications of the token itself, and does not relate to the activities of the Solana Network.

Risks Related to Our BONK Holdings and Treasury Strategy

The BONK token is a highly volatile asset, and fluctuations in the price of the BONK token are likely to affect our financial results and the market price of our listed securities.

The BONK token is a highly volatile asset, and fluctuations in the price of the BONK token are likely to continue to affect our financial results and the market price of our listed securities. Our financial results and the market price of our listed securities would be adversely affected, and our business and financial condition would be negatively impacted, if the price of BONK tokens decreased substantially, including, but not limited to, as a result of:

●	decreased user and investor confidence in the BONK token, including due to the various factors described herein and many of which are outside of our direct control;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users and investors, and (ii) actual or expected significant dispositions of BONK tokens by large holders, including the expected liquidation of digital assets associated with entities that have filed for bankruptcy protection and the transfer and sale of BONK tokens associated with significant hacks, seizures, or forfeitures;
●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, BONKBONK blockchain, BONK tokens or the broader digital assets industry, for example, (i) public perception that blockchains can be used as a platform to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023, (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the BONK ecosystem, if any, and (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates;
●	changes in consumer preferences and the perceived value or prospects of the BONK token;
●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;
●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for BONK token purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of BONK tokens or adversely affect investor confidence in digital assets generally;
●	developments relating to the BONK protocol, including (i) changes to the BONK protocol that impact its security, speed, scalability, usability, or value, such as changes to the cryptographic security protocol underpinning the BONK blockchain, changes to the maximum number of BONK tokens outstanding, changes to the mutability of transactions, changes relating to the size of blockchain blocks, and similar changes, (ii) failures to make upgrades to the BONK protocol to adapt to security, technological, legal or other challenges, and (iii) changes to the BONK protocol that introduce software bugs, security risks or other elements that adversely affect BONK tokens;
●	disruptions, failures, unavailability, or interruptions in service of trading venues for BONK tokens, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action and has since resulted in Binance discontinuing all fiat deposits and withdrawals in the U.S.;
●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;
●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of BONK tokens, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;
●	transaction congestion and fees associated with processing transactions on the BONK network;
●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;
●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the BONK blockchain becoming insecure or ineffective; and
●	changes in national and international economic and political conditions, including, without limitation, federal government policies, trade tariffs and trade disputes, the adverse impacts attributable to the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the broadening of the Israel-Hamas conflict to other countries in the Middle East.

Most importantly, our BONK treasury strategy has not been tested over an extended period of time or under different market conditions. Although we are and will be continually examining the risks and rewards of our BONK treasury strategy, if BONK token prices were to decrease or our BONK treasury strategy otherwise proves unsuccessful, the Company’s financial condition, results of operations, and the market price of our listed securities would be materially adversely impacted.

The BONK token and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

The BONK token and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of the BONK token or the ability of individuals or institutions (including the Company) to own or transfer BONK tokens.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of the BONK token or the ability of individuals or institutions (including the Company) to own or transfer BONK tokens.

For example, within the past several years:

●	President Trump signed an executive order instructing a working group comprised of representatives from key federal agencies to evaluate measures that can be taken to provide regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries;
●	the European Union adopted the Markets in Crypto Assets Regulation, a comprehensive digital asset regulatory framework for the issuance and use of digital assets;
●	in March 2023, the SEC brought a civil action alleging, among other claims, that certain contests, giveaways, and secondary market trading involving TRX tokens in 2018 and 2019 constituted unregistered securities offerings, even if there is no claim in this action, which has been stayed since February 205, that the TRX token is itself a security;
●	in June 2023, the SEC filed complaints against Binance Holdings Ltd. and Coinbase, Inc., and their respective affiliated entities, relating to, among other claims, that each party was operating as an unregistered securities exchange, broker, dealer, and clearing agency;
●	in June 2023, the United Kingdom adopted and implemented the Financial Services and Markets Act 2023 (“FSMA 2023”), which regulates market activities in “cryptoassets;”
●	in November 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency;
●	in November 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States; and
●	in China, the People’s Bank of China and the National Development and Reform Commission have outlawed cryptocurrency mining and declared all cryptocurrency transactions illegal within the country.

It is not possible to predict whether, or when, new laws will be enacted that change the legal framework governing digital assets or provide additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional laws or authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function, the willingness of financial and other institutions to continue to provide services to the digital assets industry, or how any new laws or regulations, or changes to existing laws or regulations, might impact the value of digital assets generally and BONK tokens specifically. The consequences of any new law or regulation relating to digital assets and digital asset activities could adversely affect the market price of BONK tokens, as well as our ability to hold or transact in BONK tokens, and in turn adversely affect the market price of our listed securities.

Moreover, the risks of engaging in a BONK treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future, or at all.

The growth of the digital assets industry in general, and the use and acceptance of the BONK token in particular, may also impact the price of the BONK token and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of BONK tokens may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to BONK tokens, institutional demand for BONK tokens as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for BONK tokens as means of payment, and the availability and popularity of alternatives to the BONK token. Even if growth in BONK token demand and adoption occurs in the near or medium-term, there is no assurance that BONK token usage will grow over the long-term, or at all.

Because the BONK token has no physical existence beyond the record of transactions on the BONK blockchain, a variety of technical factors related to the BONK blockchain could also impact the price of the BONK token. For example, malicious attacks by hackers, hard “forks” of the BONK token blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the BONK blockchain and negatively affect the price of the BONK token. The liquidity of the BONK token may also be reduced and damage to the public perception of the BONK token may occur, if financial institutions were to deny or limit banking services to businesses that hold BONK tokens, provide BONK token-related services or accept the BONK token as payment, which could also decrease the price of the BONK token. Actions by U.S. banking regulators, such as the February 2023 of the “Interagency Liquidity Risk Statement,” which cautioned banks on contagion risks posed by providing services to digital assets customers, and similar actions, have in the past resulted in or contributed to reductions in access to banking services for cryptocurrency-related customers and service providers, or the willingness of traditional financial institution to participate in markets for digital assets. The liquidity of the BONK token may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for BONK tokens and other digital assets.

A significant decrease in the market value of our BONK token holdings could adversely affect our ability to satisfy our financial obligations.

For the year ended December 31, 2024, dietary supplement business did not generate positive cash flow from operations. If our dietary supplement business does not generate cash flow in future periods sufficient to satisfy our financial obligations, including our debt and cash dividend obligations, we intend to fund our obligations using cash flow generated by equity or debt financings. Our ability to achieve the objectives of our BONK treasury strategy depends in significant part on our ability to obtain equity and debt financing. If we are unable to obtain equity or debt financing on favorable terms or at all, we may not be able to successfully execute on our BONK treasury strategy.

Our ability to obtain equity or debt financing may in turn depend on, among other factors, our BONK treasury strategy and the value of our BONK token holdings, investor sentiment and the general public perception of BONK tokens, our strategy and our value proposition. Accordingly, a significant decline in the market value of our BONK token holdings or a negative shift in these other factors may create liquidity and credit risks, as such a decline or such shifts may adversely impact our ability to secure sufficient equity or debt financing to satisfy our financial obligations, including our debt and cash dividend obligations. These risks could materialize at times when the BONK token is trading below its carrying value on our most recent balance sheet or our cost basis. As BONK tokens constitute the vast bulk of assets on our balance sheet, if we are unable to secure equity or debt financing in a timely manner, on favorable terms, or at all, we may be required to sell BONK tokens to satisfy these obligations. Any such sale of BONK token may have a material adverse effect on our operating results and financial condition, and could impair our ability to secure additional equity or debt financing in the future. Our inability to secure additional equity or debt financing in a timely manner, on favorable terms or at all, or to sell our BONK tokens in amounts and at prices sufficient to satisfy our financial obligations, including our debt service and cash dividend obligations, could cause us to default under such obligations. Any default on our current or future indebtedness or preferred stock may have a material adverse effect on our financial condition.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our BONK token holdings.

Given that we have only started adopting the BONK treasury strategy since August 2025, our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of BONK tokens. The price of the BONK token has historically been subject to dramatic price fluctuations and is highly volatile. Our BONK token holdings are expected to significantly affect our financial results and if we continue to increase our overall holdings of BONK tokens in the future, they will have an even greater impact on our financial results and the market price of our listed securities. Going forward, we will evaluate and adopt appropriate accounting standards and policies for the preparation of our financial statements, in particular to areas relating to our BONK token holdings.

Our BONK treasury strategy subjects us to enhanced regulatory oversight.

There has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our BONK tokens through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our BONK tokens from bad actors that have used BONK tokens to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in BONK tokens by us may be restricted or prohibited.

We may incur indebtedness or enter into other financial instruments in the future that may be collateralized by our BONK token holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our BONK token holdings. These types of BONK token-related transactions are the subject of enhanced regulatory oversight. These and any other BONK token-related transactions we may enter into, beyond simply acquiring and holding BONK tokens, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX, one of the world’s largest cryptocurrency exchanges, in November 2022. While the financial and regulatory fallout from FTX’s collapse did not directly impact our business, financial condition or corporate assets, the FTX collapse may have increased regulatory focus on the digital assets industry. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting BONK tokens, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in BONK tokens.

In addition, private actors that are wary of the BONK token or the regulatory concerns associated with the BONK token have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities.

Due to the unregulated nature and lack of transparency surrounding the operations of many BONK token trading venues, BONK token trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in BONK token trading venues and adversely affect the value of our BONK token.

BONK token trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many BONK token trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in BONK token trading venues, including prominent exchanges that handle a significant volume of BONK token trading and/or are subject to regulatory oversight, in the event one or more BONK token trading venues cease or pause for a prolonged period the trading of BONK token or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

The concentration of our BONK token holdings enhances the risks inherent in our BONK treasury strategy.

The vast majority of our assets are concentrated in our BONK token holdings. As of September 25, 2025, we held approximately 2236741655211.26 BONK tokens and we intend to purchase additional BONK tokens and increase our overall holdings of BONK tokens in the future. The concentration of our BONK token holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our BONK treasury strategy.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of BONK tokens and adversely affect our business.

As a result of our BONK treasury strategy, our assets are concentrated in our BONK token holdings. Accordingly, the emergence or growth of digital assets other than the BONK token (such as Bitcoin and Ethereum) may have a material adverse effect on our financial condition.

Other alternative digital assets that compete with the BONK token in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short-term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as a medium of exchange and store of value, particularly on digital asset trading platforms. As of December 31, 2024, two of the eight largest digital assets by market capitalization were U.S. dollar-pegged stablecoins.

Additionally, the introduction of a government-issued digital currency could eliminate or reduce the need or demand for private-sector issued cryptocurrencies, or significantly limit their utility. National governments around the world could introduce central bank digital currencies, which could in turn limit the size of the market opportunity for cryptocurrencies, including BONK tokens.

Our BONK token holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

The BONK tokens are mainly traded on centralized and decentralized cryptocurrency exchange platforms. During times of market instability, we may not be able to sell our BONK tokens at favorable prices or at all. As a result, our BONK token holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, BONK tokens we hold and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation.

Moreover, BONK tokens may be “staked” on various platforms, including centralized cryptocurrency exchanges, or directly on decentralized platforms. “Staking” is a crypto-related process that allows network participants to earn rewards by locking their tokens in wallets. The Staked BONK tokens in our treasury wallet account are currently “staked” on FalconX, a decentralized finance (DeFi) protocol, in exchange for Staked BONK tokens. BONK token is a derivative token that represents the “staked” BONK tokens, which can automatically generate yield for the token holders. While “staking” can generate yields and rewards, there are inherent risks such as (i) smart contract risk – any vulnerabilities of the smart contract may potentially lead to loss of funds, and the redemption of “staked” tokens which is governed by smart contract may be modified by the operator, (ii) interest rate fluctuations – rates can change rapidly based on market conditions, and therefore the amount of yields or rewards is not guaranteed, and (iii) liquidity risk – it may take days or even weeks to release BONK tokens from “staking”. Other than yields and rewards generated from “staking” of the BONK tokens, the BONK token itself does not pay interest or other returns and we can only generate cash from our BONK token holdings if we sell our BONK tokens or implement strategies to create income streams or otherwise generate cash by using our BONK token holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our BONK token holdings, and any such strategies may subject us to additional risks.

Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered BONK tokens or otherwise generate funds using our BONK token holdings, including in particular during times of market instability or when the price of BONK tokens has declined significantly. If we are unable to sell our BONK tokens, enter into additional capital raising transactions, including capital raising transactions using BONK tokens as collateral, or otherwise generate funds using our BONK token holdings, or if we are forced to sell our BONK tokens at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

We face risks relating to the security of the wallets holding our BONK tokens, including the loss or destruction of private keys required to access our BONK tokens and cyberattacks or other data loss relating to our BONK tokens.

BONK tokens are controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which a BONK token is held. While the BONK blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the BONK tokens held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, we will not be able to access the BONK tokens held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets will not be compromised as a result of a cyberattack.

BONK blockchain and BONK token, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our BONK tokens;
●	harm to our reputation and brand;
●	improper disclosure of data and violations of applicable data privacy and other laws; or
●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader BONK blockchain ecosystem or in the use of the BONK network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements since the onset of the COVID-19 pandemic. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the digital asset industry, including third-party services on which we rely, could materially and adversely affect our business.

Absent federal regulations, there is a possibility that the BONK token may be classified as a “security.” Any classification of the BONK token as a “security” would subject us to additional regulation and could materially impact the operation of our business.

Our assets are concentrated in our BONK token holdings. While neither the SEC nor any other U.S. federal or state regulator has publicly stated whether they agree that the BONK token is a “security”, if the BONK token is determined to be a “security” in the future, it could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), which would subject us to significant additional regulatory controls that could have a material adverse effect on our ability to execute on our BONK treasury strategy, and our business and operations and may also require us to substantially change the manner in which we conduct our business.

While (for the reasons discussed below) we believe that BONK token is not a “security” within the meaning of the U.S. federal securities laws, and registration of the Company under the Investment Company Act is therefore not required under the applicable securities laws, we acknowledge that a regulatory body or federal court may determine otherwise. Our belief, even if reasonable under the circumstances, would not preclude legal or regulatory action based on such a finding that BONK token is a “security” which would require us to register as an investment company under the Investment Company Act.

We have also adapted our process for analyzing the U.S. federal securities law status of the BONK token and other cryptocurrencies over time, as guidance and case law have evolved. As part of our U.S. federal securities law analytical process, we take into account a number of factors, including the various definitions of “security” under U.S. federal securities laws and federal court decisions interpreting the elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases, as well as court rulings, reports, orders, press releases, public statements, and speeches by the SEC Commissioners and SEC Staff providing guidance on when a digital asset or a transaction to which a digital asset may relate may be a security for purposes of U.S. federal securities laws. Our position that BONK token is not a “security” is premised, among other reasons, on our conclusion that the BONK token does not meet the elements of the Howey test. Among the reasons for our conclusion that the BONK token is not a security is that holders of BONK tokens do not have a reasonable expectation of profits from our efforts in respect of their holding of BONK tokens. Also, BONK token ownership does not convey the right to receive any interest, rewards, or other returns.

We acknowledge, however, that the SEC, a federal court or another relevant entity could take a different view. Application of securities laws to the specific facts and circumstances of digital assets is complex and subject to change. Our conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on a finding that the BONK token, or any other digital asset we might hold, is a “security.” As such, we are at risk of enforcement proceedings against us, which could result in potential injunctions, cease-and-desist orders, fines, and penalties if the BONK token was determined to be a security by a regulatory body or a court. Such developments could subject us to fines, penalties, and other damages, and adversely affect our business, results of operations, financial condition, and prospects.

Under Sections 3(a)(1)(A) and (C) of the Investment Company Act, a company generally will be deemed to be an “investment company” if it (i) is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities, or (ii) engages, or proposes to engage, in the business of investing, reinvesting, owning, holding, or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) on an unconsolidated basis. Rule 3a-1 under the Investment Company Act generally provides that notwithstanding the Section 3(a)(1)(C) test described in clause (ii) above, an entity will not be deemed to be an “investment company” for purposes of the Investment Company Act if no more than 45% of the value of its assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of such entity, and securities issued by qualifying companies that are controlled primarily by such entity. We do not believe that we are an “investment company” as such term is defined in either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the Investment Company Act.

With respect to Section 3(a)(1)(A), following the Series C PIPE Offering, our ownership or holding of BONK tokens is well in excess of 40% of our total assets . Since we believe that the BONK token is not an investment security, we do not hold ourselves out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities within the meaning of Section 3(a)(1)(A) of the Investment Company Act.

With respect to Section 3(a)(1)(C), we believe we satisfy the elements of Rule 3a-1 and therefore are deemed not to be an investment company under, and we intend to conduct our operations such that we will not be deemed an investment company under, Section 3(a)(1)(C). We believe that we are not an investment company pursuant to Rule 3a-1 under the Investment Company Act because, on a consolidated basis with respect to wholly-owned subsidiaries but otherwise on an unconsolidated basis, no more than 45% of the value of the Company’s total assets (exclusive of U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, and cash items) consists of, and no more than 45% of the Company’s net income after taxes (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, shares of registered money market funds under Rule 2a-7 of the Investment Company Act, securities issued by employees’ securities companies, securities issued by qualifying majority owned subsidiaries of the Company, and securities issued by qualifying companies that are controlled primarily by the Company.

BONK tokens and other digital assets, as well as new business models and transactions enabled by blockchain technologies, present novel interpretive questions under the Investment Company Act. There is a risk that assets or arrangements that we have concluded are not securities could be deemed to be securities by the SEC or another authority for purposes of the Investment Company Act, which would increase the percentage of securities held by us for Investment Company Act purposes. The SEC has requested information from a number of participants in the digital assets’ ecosystem, regarding the potential application of the Investment Company Act to their businesses. For example, in an action unrelated to the Company, in February 2022, the SEC issued a cease-and-desist order under the Investment Company Act to BlockFi Lending LLC, in which the SEC alleged that BlockFi was operating as an unregistered investment company because it issued securities and also held more than 40% of its total assets, excluding cash, in investment securities, including the loans of digital assets made by BlockFi to institutional borrowers.

If we were deemed to be an investment company, Rule 3a-2 under the Investment Company Act is a safe harbor that provides a one-year grace period for transient investment companies that have a bona fide intent to be engaged primarily, as soon as is reasonably possible (in any event by the termination of such one-year period), in a business other than that of investing, reinvesting, owning, holding, or trading in securities, with such intent evidenced by the company’s business activities and an appropriate resolution of its board of directors. The grace period is available not more than once every three years and runs from the earlier of (i) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (ii) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Accordingly, the grace period may not be available at the time that we seek to rely on Rule 3a-2; however, Rule 3a-2 is a safe harbor and we may rely on any exemption or exclusion from investment company status available to us under the Investment Company Act at any given time. Furthermore, reliance on Rule 3a-2, Section 3(a)(1)(C), or Rule 3a-1 could require us to take actions to dispose of securities, limit our ability to make certain investments or enter into joint ventures, or otherwise limit or change our service offerings and operations. If we were to be deemed an investment company in the future, restrictions imposed by the Investment Company Act (including limitations on our ability to issue different classes of stock and equity compensation to directors, officers, and employees and restrictions on management, operations, and transactions with affiliated persons) likely would make it impractical for us to continue our business as contemplated, and could have a material adverse effect on our business, results of operations, financial condition, and prospects.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our BONK treasury strategy, our use of leverage, the manner in which our BONK tokens are custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our BONK treasury strategy would require the approval of our Board, no shareholder or regulatory approval would be necessary. Consequently, our Board has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our BONK token holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding BONK tokens.

Our BONK treasury strategy exposes us to risk of non-performance by counterparties.

Our BONK treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of BONK tokens, a loss of the opportunity to generate funds, or other losses.

If we pursue any strategies to create income streams or otherwise generate funds using our BONK token holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties could have a material adverse effect on our business, prospects, financial condition, and operating results.

Further, the broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of BONK tokens. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our BONK tokens, nor have such events adversely impacted our access to our BONK tokens, they have, in the short-term, likely negatively impacted the adoption rate and use of the BONK tokens. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of the BONK token, limit the availability to us of financing collateralized by BONK tokens, or create or expose additional counterparty risks. Changes in the accounting treatment of our BONK token holdings could have significant accounting impacts, including increasing the volatility of our results.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group beneficially owning more than 5% of any class of voting securities; (ii) our directors, and; (iii) each of our named executive officers; and (iv) all executive officers and directors as a group as of September 25, 2025. The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated, the address of all listed stockholders is c/o Safety Shot, Inc., 18801 N Thompson Peak Pkwy Ste 380, Scottsdale, AZ 85255.

The beneficial ownership of shares of common stock is calculated based on 171,441,724 shares of common stock. The number of shares beneficially owned by an individual shareholder includes shares of Common Stock currently owned by the shareholder, stock options and exercisable over the next 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

	Beneficial Interest
Officers & Directors	Shares	Options	Total	% of I/O

Jordan Schur (1)
President & Director	3,550,000	1,050,000	4,600,000	2.6%

Markita Russell (2)
Chief Financial Officer		325,000	325,000	0.2%

Jarrett Boon (3)
Chief Executive Officer	4,467,000	3,250,000	7,717,000	4.3%

John Gulyas (4)
Chairman and Director	4,467,667	3,200,000	7,667,667	4.3%

Richard Pascucci (5)
Director	600,000	120,000	720,000	0.4%

David J. Long (6)
Director	600,000	150,000	750,000	0.4%

Christopher Melton (7)
Director	600,000	81,000	681,000	0.4%

David Sandler (8)
Chief Operating Officer		750,000	750,000	0.4%

Total Officers & Directors	14,284,667	8,926,000	23,210,667	12.9%

(1)	Includes 1,050,000 shares issuable upon exercise of options.

(2)	Includes 325,000 shares issuable upon exercise of options.

(3)	Includes 3,250,000 shares issuable upon exercise of options.

(4)	Includes 3,200,000 shares issuable upon exercise of options.

(5)	Includes 120,000 shares issuable upon exercise of options.

(6)	Includes 150,000 shares issuable upon exercise of options.

(7)	Includes 81,000 shares issuable upon exercise of options.

(8)	Includes 750,000 shares issuable upon exercise of options.

OTHER MATTERS

The Board knows of no other matters to be presented for action at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our Common Stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our Common Stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Scottsdale, AZ
[*], 2025

Appendix A

CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SAFETY SHOT, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

SAFETY SHOT, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the corporation is: SAFETY SHOT, INC. (the “Corporation”). The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 24, 2018 and amended and restated on November 29, 2018, July 13, 2020 and November 25, 2024.

2. The amendment to the Corporation’s Third Amended and Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the DGCL and has been consented to by the requisite vote of the stockholders of the Corporation at a meeting called in accordance with Section 222 of the DGCL.

3. Section 1 of ARTICLE IV of the Corporation’s Third Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“Section 1 Authorized Shares. The total number of shares of stock of all classes of capital stock that the Corporation is authorized to issue is 1,001,000,000, of which 1,000,000,000 shares shall be common stock having a par value of $0.001 (“Common Stock”) and 1,000,000 shares shall be shares of preferred stock having a par value of $0.001 (“Preferred Stock”).

4. The foregoing amendment shall be effective as of the time this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, OS Therapies Incorporated has caused this Certificate of Amendment to be signed by its undersigned duly authorized officer, this __ day of __________ 2025.

SAFETY SHOT, INC.

By:
Name:	Jarrett Boon
Title:	Chief Executive Officer

SAFETY SHOT, INC.
1061 E. INDIANTOWN RD., SUITE. 110
JUPITER, FLORIDA 33477

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 30, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SHOT2025SM2**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 30, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80238-S23078

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SAFETY SHOT, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V80239-S23078

SAFETY SHOT, INC.
Special Meeting of Stockholders
October 31, 2025
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jarrett Boon and Danielle De Rosa, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SAFETY SHOT, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, ET on October 31, 2025, virtually at www.virtualshareholdermeeting.com/SHOT2025SM2, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side